UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2013

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements to Increase Base Salary Rates and Reduce Annual Incentive Bonus Targets

The Compensation Committee (the “Committee”) of the Board of Directors of Chart Industries, Inc. (the “Company”), in connection with its annual evaluation of executive compensation, and after considering the recommendations of independent compensation consultants engaged by the Committee, approved the amendment of the employment agreements of the Company’s named executive officers to adjust annual base salary rates (each, a “Base Salary”) and annual incentive bonus target amounts (each, a “Base Target”), effective as of January 1, 2013.

Under their employment agreements, each of the Company’s named executive officers is eligible to earn an annual incentive bonus with a Base Target, at 100% performance levels, based upon a percentage of the named executive officer’s Base Salary, subject to the terms of the Company’s 2009 Incentive Compensation Plan (the “2009 Plan”). Any annual incentive bonus payment is determined solely based on performance against performance targets set in accordance with the 2009 Plan. Less or more than the annual cash incentive bonus amounts set forth below could be earned based on the Company’s actual performance.

The Base Salary and Base Target for each of the Company’s named executive officers have been adjusted as follows:

The Company has increased the Base Salary for its Chairman, Chief Executive Officer and President (“CEO”) from $700,000 to $735,000, and reduced the CEO’s Base Target from one hundred thirty percent (130%) of Base Salary to one hundred twenty percent (120%) of Base Salary. As such, the CEO could earn a cash incentive bonus of $882,000 for 2013, a reduction from a potential cash incentive bonus of $910,000 for 2012, if target performance levels are achieved and the other terms of the 2009 Plan are met. Total cash compensation (Base Salary plus potential cash incentive bonus if target performance levels are achieved (“Total Cash Compensation”)) that could be earned at target performance levels is $1,617,000 for 2013 compared to $1,610,000 for 2012.

The Company has increased the Base Salary for its Executive Vice President, Chief Financial Officer and Treasurer (“CFO”) from $365,000 to $395,000, and reduced the CFO’s Base Target from ninety percent (90%) of Base Salary to eighty percent (80%) of Base Salary. As such, the CFO could earn a cash incentive bonus of $316,000 for 2013, a reduction from a potential cash incentive bonus of $328,500 for 2012, if target performance levels are achieved and the other terms of the 2009 Plan are met. Total Cash Compensation that could be earned at target performance levels is $711,000 for 2013 compared to $693,500 for 2012.

The Company has increased the Base Salary for its Vice President, General Counsel and Secretary (“GC”) from $295,000 to $320,000, and reduced the GC’s Base Target from sixty five percent (65%) of Base Salary to fifty five percent (55%) of Base Salary. As such, the GC could earn a cash incentive bonus of $176,000 for 2013, a decrease from a potential cash incentive bonus of $191,750 for 2012, if target performance levels are achieved and the other terms of the 2009 Plan are met. Total Cash Compensation that could be earned at target performance levels is $496,000 for 2013 compared to $486,750 for 2012.

The Company has increased the Base Salary for its Vice President, Chief Accounting Officer and Controller (“CAO”) from $210,000 to $245,000, and reduced the CAO’s Base Target from sixty percent (60%) of Base Salary to fifty percent (50%) of Base Salary. As such, the CAO could earn a cash incentive bonus of $122,500 for 2013, a decrease from a potential cash incentive bonus of $126,000 for 2012, if target performance levels are achieved and the other terms of the 2009 Plan are met. Total Cash Compensation that could be earned at target performance levels is $367,500 for 2013 compared to $336,000 for 2012.

The actual amount of Total Cash Compensation that could be possibly earned by the named executive officers may be higher or lower than the amounts described herein depending upon the Company’s actual performance and the corresponding impact on the annual cash incentive bonus amounts.

The changes in Total Cash Compensation for the Company’s named executive officers correspondingly impact certain other potential payments that could be due under their employment agreements upon termination of the named executive officer’s employment by the Company without cause or by the named executive officer upon resignation for good reason, including after a change in control of the Company, as these potential payments are based on multiples of Total Cash Compensation.

The Committee made these changes, in consultation with its independent compensation consultant, as part of a continuing shift towards a market median compensation approach for all elements of named executive officer compensation. The compensation changes are intended to enhance the competitiveness of base salaries relative to market median, within an overall performance-based compensation philosophy where a significant portion of each named executive officer’s total compensation opportunity remains subject to the achievement of measurable operational and strategic objectives. The changes do not impact 2012 annual incentive bonus determinations, and all other material terms of the employment agreements for the Company’s named executive officers remain in effect under the amended employment agreements.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit

10.1	Amendment No. 4, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.

10.2	Amendment No. 3, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.

10.3	Amendment No. 3, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.

10.4	Amendment No. 4, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: January 4, 2013	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.

10.2	Amendment No. 3, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.

10.3	Amendment No. 3, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.

10.4	Amendment No. 4, dated January 1, 2013, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.

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